EXHIBIT 99.1
FOR IMMEDIATE RELEASE



                           NTL INCORPORATED COMPLETES
                  SALE OF ITS 50% INTEREST IN CABLE LONDON PLC


New York, New York (November 23, 1999) - NTL Incorporated (NASDAQ: NTLI; EASDAQ:
NTLI.ED) announced today that it had completed the previously announced sale (through a wholly-owned subsidiary) of its 50% interest in Cable London plc to Telewest Communications plc for 428 million pounds sterling (approximately $695 million) in cash. The purchase price implies an enterprise value for 100% of Cable London of approximately 1 billion pounds sterling(approximately $1.6 billion). The total Cable London franchise consists of approximately 440,000 homes. The sale is pursuant to the provisions of a buy/sell agreement between the parties related to NTL's purchase in 1998 of Comcast UK Cable Partners Limited.

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For further  information  contact:  John F. Gregg,  Senior Vice  President-Chief
Financial Officer; Bret Richter, Director-Corporate Development; Richard J. Lubasch, Executive Vice President-General Counsel; or Kathy Makrakis, Director - Investor Relations, at (212) 906-8440; or e-mail: investor-relations@ntli.com